Bacterin to Present at 7th Annual Singular Research Conference

BELGRADE, Mont., October 23, 2012 /PRNewswire/ -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and antimicrobial coatings for medical applications, will be presenting at the Singular Research seventh annual “Best of the Uncovereds” Conference on Thursday, November 1st in Los Angeles.

Management is scheduled to present at 3:00 p.m. PT (6:00 p.m. EDT).

During the remainder of the day, Bacterin management will meet with investors during a series of one-on-one breakout meetings. Interested parties should contact Bill Jones at Singular (267-987-2082) to schedule a meeting. The conference is being held at the Luxe Sunset Boulevard Hotel in Los Angeles.

A live webcast of this presentation will be provided at: http://www.singularresearch.com.

About Singular Research
Singular Research aims to be the most trusted supplier of independent, trusted, single-source research on small-to-micro cap companies to the small-to-medium sized Hedge Fund manager. Singular will provide quarterly updates for 30 to 60 companies and make recommendations. Singular’s goal is to provide initiation reports and quarterly updates for approximately 50 micro to small cap companies. Singular’s independent analysts have no financial interest in the stocks they cover. Analysts are compensated based on the accuracy of their research calls not through trading commissions or potential deal flow. Singular’s coverage list performance since inception, August 2004, is positive 153.59% through December 2011, compared to 13.88% for the S&P 500. For more information about Singular Research, visit http://www.singular-research.com.

For more information about the conference, please contact:

Robert Maltbie, CFA
Singular Research
818-222-6915
robert@singularresearch.com

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold to promote bone, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses bioactive coatings for various medical device applications. Bacterin's strategic coating initiatives include antimicrobial coatings designed to inhibit biofilm formation and microbial contamination. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to launch beta and full product releases, the Company's ability to obtain FDA concurrence use for anti-microbial coatings in a timely manner; the Company's ability to meet its obligations under existing and anticipated contractual obligations; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of increased taxation, changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Hayden IR
James Carbonara, Regional Vice President
646-755-7412
james@haydenir.com

Brett Maas, Managing Partner
646-536-7331
brett@haydenir.com